Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-277563) of Essential Utilities, Inc. of our report dated February 18, 2026 relating to the financial statements of American Water Works Company, Inc., which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 25, 2026